                                                         Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our reports dated January 6, 1999, accompanying the consolidated financial statements of Irvine Sensors Corporation and subsidiaries appearing in the 1998 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the fiscal year ended September 27, 1998, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


/s/  Grant Thornton LLP

Grant Thornton LLP
Irvine, California
February 9, 1999